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                                                                      52


                              EXHIBIT 11

            Statement Re Computation of Per Share Earnings
             Years ended December 31, 1995, 1994 and 1993


                                           1995        1994        1993
                                        ----------  ----------  ----------
Primary
-------
Earnings from continuing operations   $ 30,663,000  18,173,000  10,039,000
Discontinued operations                (25,524,000)  4,198,000  (2,209,000)
                                        ----------  ----------  ----------
Net earnings                          $  5,139,000  22,371,000   7,830,000
                                        ==========  ==========  ==========
Common and common equivalent
 shares outstanding:
  Weighted average common
   shares outstanding during
   the period                           19,753,813  19,714,874  19,714,759
  Assumed exercise of stock
   options                                  77,037      64,106      13,642
                                        ----------  ----------  ----------
                                        19,830,850  19,778,980  19,728,401
                                        ==========  ==========  ==========

Earnings per share:
Earnings from continuing operations   $       1.55         .92         .51
Discontinued operations               $      (1.29)        .21        (.11)
Net earnings                          $        .26        1.13         .40



Fully diluted
-------------
Earnings from continuing operations   $ 30,663,000  18,173,000  10,039,000
Discontinued operations                (25,524,000)  4,198,000  (2,209,000)
                                        ----------  ----------  ----------
Net earnings                          $  5,139,000  22,371,000   7,830,000
                                        ==========  ==========  ==========
Common and common equivalent
 shares outstanding:
  Weighted average common
   shares outstanding during
   the period                           19,753,813  19,714,874  19,714,759
  Assumed exercise of stock
   options                                  86,294     131,006      43,338
                                        ----------  ----------  ----------
                                        19,840,107  19,845,880  19,758,097
                                        ==========  ==========  ==========

Earnings per share:
Earnings from continuing operations   $       1.55         .92         .51
Discontinued operations               $      (1.29)        .21        (.11)
Net earnings                          $        .26        1.13         .40